EXHIBIT 3

Put/Call Agreement

This Put/Call Agreement (this “Agreement”), is entered into as of July 31, 2015, by and between (1) SunEdison, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“SunEdison”), and (2) Renova Energia, S.A., a sociedade anonima (S.A.) organized under the laws of Brazil (“Renova”). SunEdison and Renova are herein referred to individually as a “Party” and collectively, as the “Parties”.

WHEREAS, on July 15, 2015, TerraForm Global, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“TERG”), TerraForm Global, LLC, a limited liability company organized under the laws of the State of Delaware, United States of America (“EMYC”), SunEdison and Renova entered into that certain Securities Swap Agreement (the “Salvador SSA”), pursuant to which, among other things, Renova and EMYC (or EMYC Sub) (as defined in the Salvador SSA) intend to swap the Swapped Securities (as defined in the Salvador SSA) for 20,327,499 shares of TERG Common Stock (as defined in the Salvador SSA), pursuant to the terms of the Salvador SSA; and

WHEREAS, the Parties desire to provide Renova with the right to cause SunEdison to purchase, or for SunEdison to elect to purchase, and Renova to sell, a portion of the shares of TERG Common Stock received by Renova in connection with the closing of the transactions contemplated by the Salvador SSA, for cash.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements entered into herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
Definitions

1.1              Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Salvador SSA.

Article 2
PUT/CALL RIGHTS

2.1              Renova Put Option.

(a)                For a ten (10) day period beginning on the 181st day after the Closing under the Salvador SSA (the “Put/Call Period”), Renova shall have the right to elect to cause SunEdison to purchase from Renova up to 7 million shares (based upon an anticipated public offering price of $15.00 per share of TERG Common Stock in the TERG IPO) of TERG Common Stock received by Renova at the Closing under the Salvador SSA (the “Put Option” and, such shares, the “Put Shares”).

(b)               Renova may exercise the Put Option once, and only once, at any time during the Put/Call Period by delivering to SunEdison a written notice of exercise, which notice shall specify the specific number of shares of TERG Common Stock to be transferred (the “Put Exercise Notice”).

(c)                The closing of the Put Option shall occur forty-five (45) days following the delivery of the Put Exercise Notice, unless the Parties mutually agree upon an earlier date for such closing (the “Put Closing Date”).

(d)               On the Put Closing Date, Renova shall sell to SunEdison, and SunEdison shall purchase from Renova, the Put Shares at a purchase price per Put Share equal to the price per share paid by public investors for TERG Common Stock in the TERG IPO.

2.2              SunEdison Call Option

(a)                . At any time during the Put/Call Period, SunEdison shall have the right to purchase from Renova, and to cause Renova to sell to SunEdison, up to 4.2 million shares (based upon an anticipated public offering price of $15.00 per share of TERG Common Stock in the TERG IPO) of TERG Common Stock received by Renova at the Closing under the Salvador SSA (the “Call Option” and, such shares, the “Call Shares”).

(b)               SunEdison may exercise the Call Option once, and only once, at any time during the Put/Call Period by delivering to Renova a written notice of exercise, which notice shall specify the number of shares of TERG Common Stock to be transferred (the “Call Exercise Notice”).

(c)                The closing of the Call Option shall occur forty-five (45) days following the delivery of the Call Exercise Notice, unless the Parties mutually agree upon an earlier date for such closing (the “Call Closing Date”).

(d)               On the Call Closing Date, Renova shall sell to SunEdison, and SunEdison shall purchase from Renova, the Call Shares at a purchase price per Call Share equal to the price per share paid by public investors for TERG Common Stock in the TERG IPO.

Article 3
Miscellaneous

3.1              Good Faith Negotiation. From and after the date of this Agreement, the Parties shall negotiate in good faith to evaluate the most efficient structure for the Parties with respect to the transactions contemplated by this Agreement and to mutually agree upon a structure for the transactions contemplated hereby that optimizes the tax benefit of such transactions to both Parties and to effect any necessary amendments to this Agreement in order to implement the mutually agreed-upon structure. The Parties hereby agree that they will try, if commercially reasonable, to cause the transactions contemplated by this Agreement to be settled through financial instruments, although for the avoidance of doubt, neither Party shall be obligated to utilize such structure hereunder.

3.2              Amendment to Salvador SSA. Section 10.15(d) of the Salvador SSA shall be amended and restated as follows:

(d)               Subject to the requirements of Section 10.15(e), Renova will retain the right to appoint and nominate a Renova Appointed Director under this Section 10.15 until the date that is six (6) months following the expiration of the exclusivity provisions set forth in the shareholders agreement of Renova, as such provisions may be extended, provided that

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Renova continues to hold at least (x) twenty-eight percent (28%) of all shares of TERG Common Stock issued to Renova pursuant to this Agreement and (y) forty percent (40%) of all shares of TERG Common Stock issued to Renova pursuant to the Phase II Agreement. Upon such time as the above requirements are no longer satisfied, TERG may request that the Renova Appointed Director then serving on the TERG board of directors resign, and Renova shall thereupon cause such director to resign immediately from the TERG board of directors.

3.3              Incurrence of Indebtedness. Notwithstanding any provision of the Salvador SSA to the contrary, Renova hereby agrees that it will cause each Project Company and Closing Holdco not to incur any additional Indebtedness between the Effective Date and the Closing Date.

3.4              Dispute Resolution. Any controversy, claim or dispute between the parties hereto arising out of or related to this agreement shall be subject to the dispute resolution provision set forth in Section 16.1 of the Salvador SSA.

3.5              Notices. Any notice or other communication required or permitted hereunder shall subject to provisions of Section 16.3 of the Salvador SSA.

3.6              Entire Agreement. This Agreement and the Salvador SSA contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

3.7              Waivers and Amendments. This Agreement may be amended, modified or supplemented and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

3.8              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws and/or rules thereof that might indicate the application of the laws of any other jurisdiction (other than Section 5-1401 of the New York General Obligations Law).

3.9              Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other parties.

3.10          Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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3.11          Interpretation. The parties hereto acknowledge and agree that (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

3.12          Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

3.13          Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

3.14          No Personal Liability. This Agreement (and each agreement, certificate and instrument delivered pursuant hereto) shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, Representative or investor of any party hereto.

3.15          No Third Party Beneficiaries. No provision of this Agreement, express or implied, is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.

3.16          Delivery by Facsimile or PDF. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (PDF), shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed and delivered by them on the date first set forth above.

RENOVA:

RENOVA ENERGIA, S.A.

By:_____________________________

Name:

Title:

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[Signature Page to Put/Call Agreement]

SUNEDISON:

SUNEDISON, INC.

By:_____________________________

Name:

Title:

[Signature Page to Put/Call Agreement]

FIRST AMENDMENT TO PUT/CALL AGREEMENT

THIS FIRST AMENDMENT TO PUT/CALL AGREEMENT (this “Amendment”), is entered into as of September 18, 2015 (the “Effective Date”), by and between (1) SunEdison, Inc., a corporation organized under the laws of the State of Delaware, United States of America (“SunEdison”), and (2) Renova Energia, S.A., a sociedade anonima (S.A.) organized under the laws of Brazil (“Renova”). SunEdison and Renova are herein referred to individually as a “Party” and collectively, as the “Parties”.

RECITALS

A.                WHEREAS, the Parties entered into that certain Put/Call Agreement, dated as of July 31, 2015 (as amended, modified, supplemented and in effect from time to time, the “Agreement”).

B.                 WHEREAS, the Parties wish to amend the Agreement on the Effective Date as set forth herein in accordance with Section 3.7 of each of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

1.                  Defined Terms. Initially capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

2.                  Amendments. The Parties hereby agree as follows:

a.                   Section 2.1(a) of the Agreement shall be amended and restated as follows:

“For a ten (10) day period beginning on March 31, 2016 (the “Put/Call Period”), Renova shall have the right to elect to sell to SunEdison, and to cause SunEdison to purchase from Renova, up to 7 million shares of TERG Common Stock received by Renova at the Closing under the Salvador SSA (the “Put Option” and, such shares, the “Put Shares”).”

b.                  Section 2.1(c) of the Agreement shall be amended and restated as follows:

“The closing of the Put Option shall occur sixty (60) days following the delivery of the Put Exercise Notice, unless the Parties mutually agree upon an earlier date for such closing (the “Put Closing Date”).”

c.                   Section 2.1(d) of the Agreement shall be amended and restated as follows:

“On the Put Closing Date, Renova shall sell to SunEdison, and SunEdison shall purchase from Renova, the Put Shares at a purchase price per Put Share equal to R$50.48; provided, that at the sole election of SunEdison, SunEdison shall have the right to pay US$15.00 per Put Share in lieu of the R$ consideration described above.”

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d.                  Section 2.2(a) of the Agreement shall be amended and restated as follows:

“At any time during the Put/Call Period, SunEdison shall have the right to purchase from Renova, and to cause Renova to sell to SunEdison, up to 7 million shares of TERG Common Stock received by Renova at the Closing under the Salvador SSA (the “Call Option” and, such shares, the “Call Shares”).

e.                   Section 2.2(c) of the Agreement shall be amended and restated as follows:

“The closing of the Call Option shall occur sixty (60) days following the delivery of the Call Exercise Notice, unless the Parties mutually agree upon an earlier date for such closing (the “Call Closing Date”).

f.                   Section 2.2(d) of the Agreement shall be amended and restated as follows:

“On the Call Closing Date, Renova shall sell to SunEdison, and SunEdison shall purchase from Renova, the Call Shares at a purchase price per Call Share equal to R$50.48; provided, that at the sole election of SunEdison, SunEdison shall have the right to pay US$15.00 per Call Share in lieu of the R$ consideration described above.”

3.                  Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitted assigns. This Amendment is not assignable by any Party without the prior written consent of the other Party.

4.                  Counterparts. This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties.

5.                  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws and/or rules thereof that might indicate the application of the laws of any other jurisdiction (other than Section 5-1401 of the New York General Obligations Law).

6.                  Documentation. Each Party shall execute and deliver such additional instruments, agreements, and documents and take such other actions as the other party may reasonably require in order to carry out the intent and purpose of this Amendment.

7.                  Severability of Provisions. If any provision or any portion of any provision of this Amendment shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Amendment shall not be affected thereby. If the application of any provision or any portion of any provision of this Amendment to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

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8.                  No Third Party Beneficiaries. Except as otherwise expressly stated herein, no provision of this Amendment, express or implied, is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the Parties.

[Signature page follows.]

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In witness whereof, the parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

RENOVA:

RENOVA ENERGIA, S.A.

By:_____________________________

Name:

Title:

SUNEDISON:

SUNEDISON, INC.

By:_____________________________

Name:

Title:

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